Independence Community Bank Corp.
PRESS RELEASE

195 Montague Street • Brooklyn, New York 11201

INDEPENDENCE COMMUNITY BANK CORP.
REPORTS EARNINGS FOR THE SECOND QUARTER OF 2005

BROOKLYN, N.Y.- July 18, 2005 – Independence Community Bank Corp. (Nasdaq – ICBC) reported today that net income for the three months ended June 30, 2005 was $54.1 million, a decline of 7% compared to the same period in 2004, and diluted earnings was $0.66 per share, an 11% decline compared to the same period in 2004. However, for the six months ended June 30, 2005, net income increased to $113.9 million, or 18% as compared to the same period in 2004 although diluted earnings decreased to $1.38 per share, or 6%, as compared to the same period in 2004.

On a linked quarter basis, diluted earnings per share decreased from $0.72 for the first quarter of 2005 to $0.66 for the second quarter of 2005.

The earnings and per share data for 2005 reflect the inclusion of the operations of Staten Island Bancorp, Inc. (“Staten Island”) which merged with the Company on April 12, 2004 and the related issuance of 28.2 million shares of the Company’s common stock in connection with the merger.

Alan H. Fishman, President and Chief Executive Officer, commented, “As anticipated, the Company has experienced continued margin compression in the current interest rate environment. The decline in earnings was primarily driven by the flattening of the current yield curve combined with the historically low level of interest rates on multi-family loans. This combination resulted in lower demand for multi-family loans originated for sale in the secondary market, a key driver of fee income, since it has become less attractive to our borrowers.”

Highlights

♦ Net interest margin was 3.22% for the quarter ended June 30, 2005 as compared to 3.38% for the quarter ended March 31, 2005. During the second quarter, the decline in net interest margin was primarily attributable to (i) the rise in the cost of funds which continues to outpace the upward repricing of interest-earning assets as general market rates of interest continued their upward trend and (ii) the final amortization of the purchase accounting premium recorded on the certificate of deposit portfolio assumed in the acquisition of Staten Island which reduced the margin by 10 basis points. We believe the pressure on net interest margin will continue in the short-term based upon the current shape of the yield curve.

♦ The Company originated loans totaling $1.32 billion, excluding mortgage warehouse lines of credit, during the quarter ended June 30, 2005, of which $980.9 million were retained for portfolio with the remainder being originated for sale in the secondary market.

♦ Core deposits increased by $136.5 million to $7.17 billion at June 30, 2005 compared to December 31, 2004 through the combination of five de novo branch openings, new business development and the introduction of the Independence RewardsPlus Checking™ product during the first half of 2005.

♦ As part of its long-term asset/liability management strategy, the Company selectively chose to utilize certain certificates of deposit promotions as a lower cost funding source, reducing dependence on wholesale borrowings. Borrowings as a percentage of assets declined to 29.3% at June 30, 2005 compared to 33.3% at December 31, 2004.

♦ Income from mortgage-banking activities declined significantly in 2005 compared to 2004 as customer demand for multi-family loans originated for sale in the secondary market softened in the current interest rate cycle.

♦ The increase in non-interest expense from the prior quarter in 2005 was primarily due to additional legal and professional service costs associated with loan workouts.

♦ Asset quality continues to improve; the Company recorded a $0.5 million net charge-off for the quarter ended June 30, 2005 and a $0.7 million net recovery for the six months ended June 30, 2005.

♦ Non-performing assets as a percentage of total assets were 0.22% at June 30, 2005 compared to 0.29% at December 31, 2004. The allowance for loan losses as a percentage of total loans was 0.86% at June 30, 2005 compared to 0.90% at December 31, 2004. No provision for loan losses was required for the second quarter of 2005.

♦ As a result of the current economic environment, the Company expects to return current year earnings to shareholders through a combination of stock repurchases and dividends.

•	The Company repurchased 2.6 million shares of stock at an aggregate cost of $97.8 million for the six months ended June 30, 2005, of which 1.8 million shares were purchased in the second quarter at an aggregate cost of $64.9 million.

•	The Company has increased its dividend payout ratio over the past few quarters.

Post Earnings Announcement Conference Call

The Company will conduct a conference call on July 19, 2005 at 9:00 a.m., Eastern Time, to discuss highlights of its second quarter 2005 earnings. The call will be simultaneously webcast on the Company’s investor relations web page at http://investor.myindependence.com. The conference call will also be available via dial-in at 877-704-5380 for domestic callers and at 913-312-1294 for international callers.

There will be a replay of this conference call beginning July 19, 2005 at 12:00 Noon, Eastern Time. The replay will remain available through July 29, 2005. The replay can be accessed by dialing 888-203-1112 for domestic callers and 719-457-0820 for international callers. The replay passcode is 1493522.

—

Independence Community Bank Corp. is the holding company for Independence Community Bank. The Bank, originally chartered in 1850, currently operates 123 branches located in the greater New York City metropolitan area, which includes the five boroughs of New York City, Nassau and Suffolk Counties and New Jersey. At its banking offices located on Staten Island, the Bank conducts business as SI Bank & Trust, a division of Independence Community Bank. The Bank has three key business divisions, Commercial Real Estate Lending, Consumer Banking and Business Banking, and actively targets small and mid-size businesses. The Bank maintains its community orientation by offering its diverse communities a wide range of financial products and by emphasizing customer service, superior value and convenience. The Bank’s web address is www.myindependence.com.

—

Note: This news release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. These measures typically adjust GAAP performance measures to exclude the effects of significant gains or losses that are unusual in nature or non-recurring. Because these items and their impact on the Company’s performance are difficult to predict, management believes that presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s businesses. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

Statements contained in this release which are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. Words such as “expect”, “feel”, “believe”, “will”, “may”, “anticipate”, “plan”, “estimate”, “intend”, “should”, and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of the Company, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) growth opportunities may not be fully realized or may take longer to realize than expected; (2) operating costs may be greater than expected; (3) competitive factors which could affect net interest income and non-interest income and general economic conditions which could affect the volume of loan originations, deposit flows and real estate values; (4) the levels of non-interest income and the amount of provisions for loan losses as well as other factors discussed in the documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

# # #
TABLES TO FOLLOW

INDEPENDENCE COMMUNITY BANK CORP.
Consolidated Statements of Financial Condition
(Dollars in thousands)

	June 30,	December 31,	June 30,
	2005	2004	2004
	(Unaudited)	(Audited)	(Unaudited)
ASSETS:
Cash and due from banks	$351,097	$360,877	$407,399

Securities available-for-sale:
Investment securities	391,707	454,305	655,349
Mortgage-related securities	3,260,807	3,479,482	3,492,192

Total securities available-for-sale	3,652,514	3,933,787	4,147,541

Loans available-for-sale	185,684	96,671	232,255

Mortgage loans	9,882,427	9,315,090	9,144,891
Other loans	2,013,087	1,933,502	1,955,082

Total loans	11,895,514	11,248,592	11,099,973
Less: allowance for possible loan losses	(102,101)	(101,435)	(105,141)

Total loans, net	11,793,413	11,147,157	10,994,832

Premises, furniture and equipment, net	163,309	162,687	150,247
Accrued interest receivable	67,799	64,437	64,072
Goodwill	1,191,790	1,155,572	1,132,075
Intangible assets, net	73,255	79,056	77,140
Bank owned life insurance (“BOLI”)	328,506	321,040	313,734
Other assets	337,275	432,146	498,459

Total assets	$18,144,642	$17,753,430	$18,017,754

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Deposits	$10,007,447	$9,305,064	$9,355,116
Borrowings	4,920,774	5,511,972	5,633,320
Subordinated notes	396,772	396,332	395,867
Escrow and other deposits	299,477	104,304	214,640
Accrued expenses and other liabilities	225,706	131,715	269,204

Total liabilities	15,850,176	15,449,387	15,868,147

Stockholders’ equity:
Common stock ($.01 par value,
250,000,000, 250,000,000 and 125,000,000 shares authorized at June 30, 2005, December 31, 2004, and June 30, 2004, respectively; 104,243,820 shares issued at June 30, 2005, December 31, 2004 and June 30, 2004; 83,364,441, 84,928,719 and 83,391,820 shares outstanding at June 30, 2005, December 31, 2004 and June 30, 2004, respectively)	1,042	1,042	1,042
Additional paid-in-capital	1,904,405	1,900,252	1,874,021
Treasury stock at cost; 20,879,379, 19,315,101 and 20,852,000 shares at June 30, 2005, December 31, 2004 and June 30, 2004, respectively
	(419,793)	(341,226)	(368,125)
Unallocated common stock held by ESOP	(61,795)	(64,267)	(66,739)
Unvested restricted stock awards under stock benefit plans	(12,034)	(9,701)	(10,696)
Retained earnings, partially restricted	892,789	821,702	745,410

Accumulated other comprehensive loss:
Net unrealized loss on securities
available-for-sale, net of tax	(10,148)	(3,759)	(25,306)

Total stockholders’ equity	2,294,466	2,304,043	2,149,607

Total liabilities and stockholders’ equity	$18,144,642	$17,753,430	$18,017,754

INDEPENDENCE COMMUNITY BANK CORP.
Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2005	2005	2004	2005	2004
Interest income:
Mortgage loans	$128,563	$124,832	$110,999	$253,395	$183,123
Other loans	29,344	27,240	24,900	56,584	43,330
Loans available-for-sale	1,248	1,457	3,421	2,705	3,604
Investment securities	4,386	4,509	6,248	8,895	9,709
Mortgage-related securities	37,662	39,826	35,699	77,488	58,548
Other	2,665	2,316	1,294	4,981	1,862

Total interest income	203,868	200,180	182,561	404,048	300,176

Interest expense:
Deposits	37,046	26,931	17,534	63,977	30,060
Borrowings	36,070	36,780	30,164	72,850	52,054
Subordinated notes	3,904	3,903	4,020	7,807	5,710

Total interest expense	77,020	67,614	51,718	144,634	87,824

Net interest income	126,848	132,566	130,843	259,414	212,352
Provision for loan losses	—	—	2,000	—	2,000

Net interest income after provision for loan losses	126,848	132,566	128,843	259,414	210,352
Non-interest income:
Net gain (loss) on securities	1,980	3,110	(2,123)	5,090	648
Net (loss) gain on loans	(161)	205	2	44	96
Mortgage-banking activities	4,703	3,959	13,266	8,662	17,758
Service fees	16,399	15,609	18,643	32,008	32,238
BOLI	4,018	3,774	3,666	7,792	6,302
Other	3,014	2,902	2,051	5,916	5,916

Total non-interest income	29,953	29,559	35,505	59,512	62,958

Non-interest expense:
Compensation and employee benefits	35,941	36,227	34,590	72,168	61,565
Occupancy costs	12,833	12,340	11,186	25,173	19,119
Data processing fees	3,992	3,867	5,312	7,859	8,443
Advertising	2,238	2,175	2,444	4,413	4,291
Other	16,285	13,349	16,519	29,634	26,086

Total general and administrative expenses	71,289	67,958	70,051	139,247	119,504
Amortization of identifiable intangible assets	2,873	2,928	2,602	5,801	2,745

Total non-interest expense	74,162	70,886	72,653	145,048	122,249

Income before provision for income taxes	82,639	91,239	91,695	173,878	151,061
Provision for income taxes	28,510	31,478	33,447	59,988	54,670

Net income	$54,129	$59,761	$58,248	$113,890	$96,391

Basic earnings per share	$0.68	$0.74	$0.77	$1.42	$1.53

Diluted earnings per share	$0.66	$0.72	$0.74	$1.38	$1.47

INDEPENDENCE COMMUNITY BANK CORP.
Selected Financial Ratios and Other Data
(In thousands, except ratios and per share amounts)
(Unaudited)

	At or For the Three			At or For the Six
	Months Ended			Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2005	2005	2004(1)	2005	2004(1)
Performance Ratios:
Return on average assets (2)	1.21%	1.34%	1.40%	1.28%	1.47%
Return on average equity (2)	9.41%	10.34%	11.55%	9.87%	12.70%
Return on average tangible assets (2)	1.31%	1.44%	1.49%	1.37%	1.53%
Return on average tangible equity (2)	20.98%	22.19%	22.65%	21.60%	20.71%
Non-interest expense to average assets	1.66%	1.59%	1.75%	1.63%	1.86%
Efficiency ratio(3)	46.00%	42.79%	41.58%	44.38%	43.52%
Average Balances:
Average shares outstanding – basic	79,672,843	80,450,757	75,357,063	80,059,651	62,805,957
Average shares outstanding –
diluted	82,128,428	83,225,206	78,612,300	82,674,668	65,746,206

	June 30, 2005	March 31, 2005	December 31, 2004	June 30, 2004
Capital and Other Ratios:
Book value per share	$27.52	$27.11	$27.13	$25.78
Tangible book value per share	$12.35	$12.08	$12.59	$11.28
Average equity to average assets	12.89%	12.98%	12.77%	12.14%
Tangible equity to tangible assets	6.10%	6.14%	6.47%	5.59%
Leverage ratio (Bank only)	5.60%	5.62%	5.51%	5.37%
Tier 1 risk-based (Bank only)	7.03%	7.39%	7.36%	6.61%
Total risk-based capital (Bank only)	10.88%	11.44%	11.47%	10.70%
Deposits:

Core deposits:
Savings	$2,391,073	$2,519,627	$2,630,416	$2,791,746
Money market	1,193,798	1,407,410	1,701,287	1,796,758
Interest-bearing demand	2,035,058	1,776,493	1,214,190	1,006,505
Non-interest-bearing demand	1,550,181	1,458,096	1,487,756	1,526,459

Total core deposits	7,170,110	7,161,626	7,033,649	7,121,468
Certificates of deposit	2,837,337	2,677,494	2,271,415	2,233,648

Total deposits	$10,007,447	$9,839,120	$9,305,064	$9,355,116

INDEPENDENCE COMMUNITY BANK CORP.
Selected Financial Ratios and Other Data
(In thousands, except ratios and per share amounts)
(Unaudited)

	June 30,	March 31,	December 31,	June 30,
	2005	2005	2004	2004
Loan Portfolio Composition:

Mortgage loans on real estate:
Single-family residential	$1,904,043	$1,967,934	$2,071,074	$2,507,280
Cooperative apartment loans	378,777	400,113	418,988	422,867
Multi-family residential	4,212,316	3,991,842	3,800,649	3,588,727
Commercial real estate	3,397,846	3,237,405	3,034,254	2,633,817

Total principal balance – mortgage loans	9,892,982	9,597,294	9,324,965	9,152,691
Less net deferred fees	10,555	10,278	9,875	7,800

Total mortgage loans on real estate	9,882,427	9,587,016	9,315,090	9,144,891

Commercial business loans, net of deferred fees	838,486	817,748	809,392	881,512

Other loans:
Mortgage warehouse lines of credit	676,551	496,743	659,942	652,040
Home equity loans and lines of credit	461,782	430,033	416,351	365,818
Consumer and other loans	36,268	40,482	47,817	55,904

Total principal balance — other loans	1,174,601	967,258	1,124,110	1,073,762
Less net deferred fees	—	—	—	192

Total principal balance — other loans	1,174,601	967,258	1,124,110	1,073,570

Total loans receivable	11,895,514	11,372,022	11,248,592	11,099,973

Less allowance for loan losses	102,101	102,554	101,435	105,141

Loans receivable, net	$11,793,413	$11,269,468	$11,147,157	$10,994,832

Loans Available-for-Sale Composition:
Single-family residential	$3,675	$59,994	$74,121	$77,165
Multi-family residential	182,009	27,635	22,550	155,090

Total loans available-for-sale	$185,684	$87,629	$96,671	$232,255

	June 30,	March 31,	December 31,	June 30,
	2005	2005	2004	2004
Asset Quality:

Non-performing loans:
Non-accrual loans	$37,253	$39,305	$43,644	$62,379

Loans past due 90 days or more as to:
Interest and accruing	11	27	117	20
Principal and accruing (4)	739	1,323	5,517	1,294

Total non-performing loans	38,003	40,655	49,278	63,693
Other real estate owned	1,747	2,224	2,512	1,203

Total non-performing assets	$39,750	$42,879	$51,790	$64,896

Non-performing assets to total assets	0.22%	0.24%	0.29%	0.36%
Allowance for loan losses to non-performing loans	268.67%	252.25%	205.84%	165.07%
Allowance for loan losses to total loans	0.86%	0.90%	0.90%	0.95%
Net charge offs to average loans – quarter ended	0.004%	N/A	0.031%	0.001%
Net charge offs to average loans – year-to-date	N/A	N/A	0.043%	0.005%

INDEPENDENCE COMMUNITY BANK CORP.
Selected Financial Ratios and Other Data
(In thousands, except ratios and per share amounts)
(Unaudited)

	For the Three Months Ended
	June 30, 2005		March 31, 2005	June 30, 2004
Net Interest Margin:	Average Balance	Rate (2)	Average Balance	Rate (2)	Average Balance	Rate (2)
Interest-earning assets:
Loans receivable:
Mortgage loans	$9,751,220	5.32%	$9,497,556	5.32%	$8,304,133	5.51%
Commercial business loans	831,729	6.79	813,216	6.68	848,015	6.06
Mortgage warehouse lines of credit	558,031	5.97	532,536	5.47	639,842	4.20
Consumer and other loans	485,660	5.64	474,002	5.61	398,066	5.40

Total loans	11,626,640	5.48	11,317,310	5.44	10,190,056	5.47
Mortgage-related securities	3,444,278	4.37	3,610,473	4.41	3,516,383	4.06
Investment securities	380,351	4.61	413,217	4.36	647,907	3.86
Other interest-earning assets	265,842	4.02	295,419	3.18	339,864	1.72

Total interest-earning assets	15,717,111	5.19	15,636,419	5.13	14,694,210	4.97

Non-interest-earning assets	2,133,825		2,177,059		1,911,124

Total assets	$17,850,936		$17,813,478		$16,605,334

Interest-bearing liabilities:
Deposits:
Savings deposits	2,466,423	0.34	2,582,776	0.38	2,660,686	0.34
Interest-bearing demand and money market deposits	3,485,534	1.79	3,224,266	1.56	2,768,904	1.10
Certificates of deposit	2,746,039	2.83	2,487,108	1.97	2,196,162	1.41

Total interest-bearing deposits	8,697,996	1.71	8,294,150	1.32	7,625,752	0.92
Non-interest-bearing demand deposits	1,465,842	—	1,437,109	—	1,365,590	—

Total deposits	10,163,838	1.46	9,731,259	1.12	8,991,342	0.78
Subordinated notes	396,675	3.95	396,453	3.99	395,814	4.08
Borrowings	4,809,352	3.01	5,189,591	2.87	4,949,415	2.45

Total interest-bearing liabilities	15,369,865	2.01	15,317,303	1.79	14,336,571	1.45

Non-interest-bearing liabilities	179,258		184,439		252,096

Total liabilities	15,549,123		15,501,742		14,588,667
Total stockholders’ equity	2,301,813		2,311,736		2,016,667

Total liabilities and stockholders’ equity	$17,850,936		$17,813,478		$16,605,334

Net interest-earning assets	$347,246		$319,116		$357,639

Interest rate spread (2)		3.18%		3.34%		3.52%

Net interest margin (2)		3.22%		3.38%		3.56%

Average interest-earning assets to average
interest-bearing liabilities		102.26%		102.08%		102.49%

INDEPENDENCE COMMUNITY BANK CORP.
Selected Financial Ratios and Other Data
(In thousands, except ratios and per share amounts)
(Unaudited)

	For the Six Months Ended
	June 30, 2005		June 30, 2004
Net Interest Margin:	Average Balance	Rate (2)	Average Balance	Rate (2)
Interest-earning assets:
Loans receivable:
Mortgage loans	$9,625,089	5.32%	$6,611,660	5.65%
Commercial business loans	822,523	6.74	719,876	6.17
Mortgage warehouse lines of credit	545,354	5.73	541,867	4.24
Consumer and other loans	479,863	5.63	363,825	5.33

Total loans	11,472,829	5.46	8,237,228	5.59
Mortgage-related securities	3,526,916	4.39	2,835,768	4.13
Investment securities	396,693	4.48	475,361	4.08
Other interest-earning assets	280,548	3.58	273,128	1.49

Total interest-earning assets	15,676,986	5.16	11,821,485	5.08

Non-interest-earning assets	2,155,325		1,328,812

Total assets	$17,832,311		$13,150,297

Interest-bearing liabilities:
Deposits:
Savings deposits	2,524,278	0.36	2,141,544	0.35
Interest-bearing demand and money market deposits	3,355,622	1.68	2,250,306	0.77
Certificates of deposit	2,617,289	2.42	1,771,899	1.68

Total interest-bearing deposits	8,497,189	1.52	6,163,749	0.98
Non-interest-bearing demand deposits	1,451,555	—	1,057,946	—

Total deposits	9,948,744	1.30	7,221,695	0.84
Subordinated notes	396,565	3.97	285,734	4.02
Borrowings	4,998,421	2.94	3,919,926	2.67

Total interest-bearing liabilities	15,343,730	1.90	11,427,355	1.55

Non-interest-bearing liabilities	181,834		205,546

Total liabilities	15,525,564		11,632,901
Total stockholders’ equity	2,306,747		1,517,396

Total liabilities and stockholders’ equity	$17,832,311		$13,150,297

Net interest-earning assets	$333,256		$394,130

Interest rate spread (2)		3.26%		3.53%

Net interest margin (2)		3.30%		3.59%

Average interest-earning assets to average interest-bearing liabilities		102.17%		103.45%

(1)	The merger with Staten Island Bancorp, Inc. (“SIB”) was completed on April 12, 2004. As a result, SIB’s assets and liabilities and results of operations were included in the Consolidated Statement of Financial Condition and Consolidated Statement of Income effective as of such date.

(2)	Presented on an annualized basis.

(3)	Reflects in each period presented adjusted operating expense (net of amortization of identifiable intangible assets) as a percentage of the aggregate of net interest income and adjusted non-interest income (excluding gains and losses on loans and securities). Amortization of identifiable intangible assets is excluded from the calculation since it is a non-cash expense and gains and losses on loans and securities are excluded since they are generally considered by the Company’s management to be non-recurring in nature. The operating efficiency ratio is not a financial measurement required by generally accepted accounting principles in the United States of America. However, the Company believes such information is useful to investors in evaluating the Company’s operations.

(4)	Reflects loans that are 90 days or more past maturity which continue to make payments on a basis consistent with the original repayment schedule.

Contact: Kathleen A. Hanrahan, First Vice President, Investor Relations	Frank W. Baier, Executive Vice President, Chief Financial Officer

(718) 722-5400	(718) 923-3506